SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: January 28, 2008
(Date of earliest event reported)

VERSADIAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28195	11-3535204
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

305 Madison Avenue, New York, NY 10165
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code  (212) 986-0886 (Issuer’s telephone number)
_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On January 28, 2008, the Company issued equity securities in two separate transactions. The first issuance was effected pursuant to a private placement offering of units of its securities. The second issuance was upon conversion of its secured line of credit notes.

In accordance with Rule 135c of the Securities Act of 1933, as amended, the Company hereby announces that, in the first transaction, on January 28, 2008 it received $2,800,000 for the purchase of 1,750,000 units of its securities consisting of shares of common stock and stock purchase warrants (20% warrant coverage) in a private placement exempt from registration under the Securities Act. It is intended that the proceeds of the private placement will be used primarily for working capital purposes including (i) repayment of outstanding current indebtedness of the Company including approximately $2.6 million in bridge financing incurred in 2007 inclusive of accrued interest, (ii) payment of other outstanding obligations, and (iii) funding anticipated working capital requirements including product development, acquisition of tooling and molds.

Each unit is priced at $1.60 with a minimum unit purchase of $80,000. The stock purchase warrants have a term of five years and are exercisable for shares of common stock at an initial exercise price of $2.00. The private placement is currently extended through a final closing date of February 28, 2008 for a maximum aggregate placement of $5,500,000.

The Company has received a letter from Fursa Master Global Event Driven Fund, L.P., the purchaser of 1,250,000 units in the private placement, committing Fursa Master Global Event Driven Fund, L.P. to subscribe and pay $2,000,000 for an additional 1,250,000 units by February 28, 2008.

A 5% commitment fee will be payable to Fursa Master Global Event Driven Fund, L.P., calculated on its total $4,000,000 commitment, concurrently with our receipt of its remaining $2,000,000 subscription commitment. Fees of (i) 7% of the securities placed payable in cash, and (ii) a number of common stock purchase warrants equal to 5% of the number of units placed were paid to participating dealers in respect of the purchase of our securities by purchasers other than Fursa Master Global Event Driven Fund, L.P.

In addition to the shares purchased in the private placement, a total of 1,250,000 shares of common stock were issued upon the conversion on January 28, 2008 by Fursa Alternative Strategies, LLC, acting on behalf of Fursa Master Global Event Driven Fund, L.P., of $2,000,000 in principal amount of our secured line of credit notes at a per share conversion price of $1.60.

The securities offered in the private placement, and those issued upon conversion of the line of credit notes, have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The issuance of the shares of common stock and common stock purchase warrants to Fursa Master Global Event Driven Fund, L.P. and to the other subscriber was exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation D thereof. We made this determination based on the separate respective representations of Fursa Master Global Event Driven Fund, L.P. and the other subscriber that such subscriber was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that such subscriber was acquiring the shares and warrants for investment purposes for its own account and not as a nominee or agent, and not with a view to the resale or distribution thereof, and that such subscriber understood that the shares and the warrants may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSADIAL, INC.
Date: February 1, 2008
By:/s/ Geoffrey Donaldson

Geoffrey Donaldson
Chief Executive Officer